Exhibit 10(f)


                                 AMENDMENT NO. 1
                                     to the
                           EASTGROUP PROPERTIES, INC.
                           2004 EQUITY INCENTIVE PLAN

     WHEREAS, EastGroup Properties, Inc. (the "Company"), established the EastGroup Properties, Inc. 2004 Equity Incentive Plan (the "Plan"), effective April 16, 2004, and

     WHEREAS, the Board of Directors of the Company reserved the right to amend the Plan at any time, provided the amendment does not have an adverse effect on the rights of any participant under any outstanding award or, without the approval of the Company's stockholders, increase the aggregate number of shares for which awards may be granted or decrease the minimum exercise price specified in respect of options or the minimum base price specified in respect of stock appreciation rights, and

     WHEREAS, the Board of Directors has approved the amendment of the Plan set forth below.

     NOW, THEREFORE, the Plan is amended effective January 1, 2005, as follows:

     1. Section 8.1 of the Plan is amended to read as follows:

     8.1 Restricted Stock Award. A Restricted Stock Award is a grant of Shares in which the Participant's interest will become vested only upon the satisfaction, lapse, or waiver of specified conditions, which may include, without limit, the performance of future services or the achievement of performance goals. The "Restricted Period" is the period between the date of grant of Restricted Stock and the date as of which the vesting conditions with respect to a Share of Restricted Stock are satisfied, lapse, or are waived. If a grant of Restricted Stock is not based upon the achievement of performance objectives during a time period set by the Committee, and the only condition on vesting is performance of future services, the Restricted Period shall not, subject to Section 8.7, be shorter than three years; the Award may vest ratably over that period.

     IN WITNESS WHEREOF, the Company has caused this amendment to be executed as of September 7, 2005.

                                       EASTGROUP PROPERTIES, INC.



                                       By:/s/ N. KEITH MCKEY
                                          -------------------------
                                          N. Keith McKey
                                          Chief Financial Officer

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